Curaleaf Holdings, Inc. Investor Relations Curaleaf Responds to Aurora Cannabis' Latest Attempt to Deflect From Shareholder Value Creation Aurora's selective statistics and misleading characterization of engagement do not obscure years of underperformance and lost shareholder value Curaleaf reiterates its willingness to meet anytime to discuss a deal in the best interests of shareholders STAMFORD, Conn., Aug. 24, 2026 /PRNewswire/ -- Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) ("Curaleaf"), a leading international provider of consumer and medical cannabis products, today responded to Aurora Cannabis Inc.'s (TSX: ACB) (NASDAQ: ACB) ("Aurora") latest public statements regarding Curaleaf's offer for Aurora: "Aurora's hollow protests and completely misleading statistics change nothing about reality: if its multi-year turnaround strategy were delivering the value management claims, the company's valuation would reflect it. Aurora has repeatedly failed to demonstrate both a credible plan and the ability to execute, resulting in significant lost shareholder value. It's time to focus on the facts. Curaleaf is offering shareholders a substantial premium and the opportunity to participate in the upside of a larger, stronger global platform led by a management team with a proven track record of creating shareholder value. Curaleaf is ready to deliver value to Aurora shareholders, as it has for Curaleaf's shareholders. The market has spoken. Aurora shareholders have waited long enough. They deserve results and they deserve value now." Curaleaf Fully Rejects Aurora's Characterization of Discussions Between the Two Companies: "Aurora's attempt to mischaracterize 'engagement' is disappointing and insulting to shareholders. We have not had a single conversation on the substance of a deal. Everyone involved in these types of discussions knows the difference. We have posted this correspondence in full on our website: grow.curaleaf.com. Our bid is based on the latest numbers that were published on August 5, 2026, which is what we and the market are aware of. If Aurora has better information, we welcome the opportunity to review it. But they have refused to engage, refused to sign an NDA, refused a site visit despite posturing that they have been 'open.' That's not true constructive engagement. We continue to remain willing to meet anytime to discuss a deal." Aurora's Efforts to Highlight Select Operating Metrics Ignore Broader Performance Trends: Aurora continues to cherry-pick statistics that present an incomplete picture of the business. Shareholders deserve to understand the full context: Shareholder value under Aurora management has suffered: Aurora shareholders have endured the multi-year transformation that will not end but has cost more than C$400M in inventory impairments and "business transformation costs" under current leadership. Meanwhile, Aurora's shares declined approximately 35% over the past year through August 10, 2026, while Curaleaf's shares increased approximately 56%. Aurora's statements regarding 17% international growth are misleading: Aurora cites supposed international growth while ignoring recent declines in the size of that business, which generated approximately C$5 million less revenue in June than it did just three months earlier. Aurora reported June quarter adjusted EBITDA that was 63% lower than the March quarter, and that result included approximately C$5.1 million of business transformation cost add-backs. Excluding those add-backs, adjusted EBITDA would have been meaningfully negative, while cash flow from operations was negative C$4.4 million. Aurora's attempts to dismiss cultivation data taken directly from its own public disclosures. Our bid relies on cultivation metrics of 114 grams per plant that are taken straight from Aurora's latest audited fiscal 2026 financial statements. Curaleaf's cultivation yields are more than double the 114 grams per plant disclosed in Aurora's public filing. If there is better information available, shareholders deserve to see it. Aurora's own guidance points to a business that is expected to become smaller and less profitable in fiscal 2027. Aurora is guiding to revenue levels approaching fiscal 2025 levels, adjusted gross margins declining from approximately

64% to the mid-to-high 50% range, and lower Adjusted EBITDA. These are not the characteristics of a business delivering the value creation management claims. The Market Has Responded Favorably to Curaleaf's Offer "Aurora's share price increased materially following the announcement of Curaleaf's offer and has traded near the implied value of Curaleaf's proposal. This demonstrates that investors recognize the value and strategic logic of the transaction. Curaleaf has put forward a substantial premium and a credible strategic rationale. The market appears to understand the value proposition, even if Aurora's management continues to dismiss it. Curaleaf remains ready to engage constructively at any time." Aurora shareholders are urged to read the offer documents carefully and in their entirety. They are also available on Curaleaf's website and on SEDAR+ (sedarplus.ca) and EDGAR (sec.gov), and Aurora shareholders are encouraged to visit https://grow.curaleaf.com/ for additional information regarding the offer, including the strategic rationale for the offer, expected benefits of the combination of the two companies, FAQs, and other relevant materials. About Curaleaf Holdings Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) ("Curaleaf") is a leading international provider of consumer products in cannabis with a mission to enhance lives by cultivating, sharing and celebrating the power of the plant. As a high-growth cannabis company known for quality, expertise and reliability, the Company and its brands, including Curaleaf, Select, Grassroots, Find, Dark Heart, and Anthem provide industry-leading service, product selection and accessibility across the medical and adult use markets. Curaleaf International is powered by a strong presence in all stages of the supply chain. Its unique distribution network throughout Europe, Canada and Australasia brings together pioneering science and research with cutting-edge cultivation, extraction and production. Curaleaf is listed on the Toronto Stock Exchange under the symbol CURA and trades on the OTCQX market under the symbol CURLF. For more information, please visit https://ir.curaleaf.com. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain "forward-looking statements" within the meaning of such statements under applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "continue", "expect", "project", "intend", "believe", "anticipate", "estimate", "may", "will", "potential", "proposed" and other similar words, or statements that certain events or conditions "may" or "will" occur. These statements are only predictions. Forward looking statements in this news release include statements regarding the terms of the Offer, the expected benefits of the Offer to the combined company and the financial and strategic benefits of the Offer noted above, synergies and efficiencies that may be achieved upon a combination of the businesses of Aurora and Curaleaf; and expectations with respect to business and geographical diversification of the combined entity. Various assumptions were used in drawing the conclusions or making the projections contained in the forward-looking statements throughout this press release, including assumptions based upon Aurora's publicly disclosed information, and that there will be no change in the business, prospects or capitalization of Aurora or Curaleaf. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. The Company is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. A more complete discussion of the risks and uncertainties facing the Company appears in the Company's Annual Information Form and continuous disclosure filings, which are available at www.sedarplus.ca. Cautionary Statement Respecting Aurora Information The information concerning Aurora contained in this press release has been taken from, or is based upon, publicly available information filed by Aurora with securities regulatory authorities in Canada prior to the date of this press release and other public sources. Aurora has not reviewed this press release and has not confirmed the accuracy and completeness of the Aurora information contained herein. Neither Curaleaf, nor any of its officers or directors, assumes any responsibility for the accuracy or completeness of such Aurora information. Curaleaf has no means of verifying the accuracy or completeness of any of the Aurora information contained in this press release. Notice to U.S. Holders The Offer is being made for the securities of a company formed outside of the United States. The Offer is subject to disclosure requirements of Canada that are different from those of the United States. Financial statements included in the documents, if any, will be prepared in accordance with Canadian accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for a securityholder in the United States to enforce his/her/its rights and any claim a securityholder may have arising under the U.S. federal securities laws, since the issuer is located in Canada, and some or all of its officers or directors may be residents of Canada or another country outside of the United States. A securityholder may not be able to sue a Canadian company or its officers or directors in a court in Canada or elsewhere outside of the United States for violations of U.S. securities laws. It may be difficult to compel a Canadian company and its affiliates to subject themselves to a U.S. court's judgment. Securityholders should be aware that the issuer may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases. Contacts Media Contact Kekst CNC Kekst-Curaleaf@kekstcnc.com Investor Contact Curaleaf Holdings, Inc. IR@curaleaf.com Shareholder Contact Carson Proxy Advisors North American Toll Free Phone: 1-800-530-5189 Local (Collect outside North America): 416-751-2066 Email: info@carsonproxy.com SOURCE Curaleaf Holdings, Inc. https://ir.curaleaf.com/2026-08-24-Curaleaf-Responds-to-Aurora-Cannabis-Latest-Attempt-to-Deflect-From-Shareholder-Value- Creation